UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Power Integrations, Inc. 1997 Outside Directors Stock Option Plan (the “Plan”) provides for the automatic grant of stock options to Power Integrations’ outside directors. The Plan provides that each outside director is granted a stock option to purchase 30,000 shares of Power Integrations common stock upon appointment as a member of the Board, and that each outside director is granted a stock option to purchase 10,000 shares of Power Integrations common stock at each anniversary of the date of appointment or, in the case of outside directors appointed prior to Power Integrations’ initial public offering on December 12, 1997, the anniversary date of the initial public offering. The exercise price of each stock option grant is the fair market value of a share of common stock on the date of grant.

Power Integrations has determined that, as a result of administrative errors, certain grants under the Plan (referred to as the “Misdocumented Grants”) to three of its outside directors, Messrs. Alan Bickell, Nicholas Brathwaite and Scott Brown, were documented as having been made on dates other than as set forth in the Plan. In nearly every case, the Misdocumented Grants were documented as having been made on the anniversary date of the initial public offering rather than the date of the appointment of each of the three directors, each of whom was appointed after the initial public offering. As a result in the error in the grant date, the erroneous documentation of these grants reflects higher exercise prices for some of the grants, and lower exercise prices for other grants, than the correct exercise prices of the grants made pursuant to the terms of the Plan. Because the grants made under the Plan are automatic, Power Integrations is correcting the administrative errors in these documents so that they reflect the true date of grant and the true exercise price of the options as automatically granted pursuant to the Plan.

Although these corrections simply ensure that the documentation of these option grants now accurately reflect the terms of the Plan, each of Messrs. Bickell, Brathwaite and Brown believe it is important that they not be in a better position, or be perceived to be in a better position, as a result of the administrative errors or corrections. As a result, each of these directors agreed to amend the exercise price of those grants in which the corrected exercise price was lower than the exercise price as reflected in the erroneous documentation, so that, after the amendments to the options, each of the grants has an exercise price equal to the greater of the exercise price in the erroneous documentation and the corrected exercise price. Specifically, on February 20, 2007, each of Messrs. Bickell, Brathwaite and Brown entered into an option amendment increasing the exercise prices of the following options:

Director	Date of Option	Number of Shares	Exercise Price in Erroneous Documentation	Corrected Exercise Price	Amended Exercise Price
Alan Bickell	April 21, 2000	10,000	$43.875	$21.375	$43.875
	April 21, 2002	10,000	$24.590	$19.200	$24.590
	April 21, 2004	10,000	$33.850	$31.700	$33.850
Nicholas Brathwaite	January 31, 2002	10,000	$24.590	$18.100	$24.590
	January 31, 2004	10,000	$33.850	$29.500	$33.850
Scott Brown	July 15, 2000	10,000	$43.875	$24.500	$43.875
	July 15, 2002	10,000	$24.590	$17.790	$24.590
	July 15, 2004	10,000	$33.850	$22.740	$33.850

In addition, on February 20, 2007, each of Messrs. Bickell, Brathwaite and Brown executed an Acknowledgement and Waiver confirming that the original documentation relating to the Misdocumented Grants has been superseded by the corrected agreements and amendments described above.

Only one of the directors who received Misdocumented Grants, Mr. Brathwaite, has exercised any of these grants. Mr. Brathwaite has delivered to Power Integrations the difference between: (a) the total exercise price, as corrected, of the Misdocumented Grants he exercised; and (b) the total exercise price reflected in the erroneous documentation, which he had previously paid to Power Integrations. The total amount of Mr. Brathwaite’s additional payment to the Power Integrations was $78,290.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
Name:	Rafael Torres
Title:	Chief Financial Officer

Dated: February 21, 2007